AMENDED AND RESTATED
DECLARATION OF TRUST OF
SSGA MASTER TRUST


	THE AMENDED AND RESTATED
DECLARATION OF TRUST of SSGA
Master Trust, made on this 12th day of
November, 2015, amending and restating
the Declaration of Trust made and effective on March 30, 2011, by the signatories hereto, as Trustees.

WITNESSETH:

	WHEREAS, it is the intention that
the Trust constitute a business trust under the laws of the Commonwealth of Massachusetts to carry on the business of an investment company; and

	WHEREAS, it is proposed that Trust
assets be divided into Series, each such Series composed of money and property contributed thereto by the holders of beneficial interests in that Series of the Trust entitled to ownership rights in such Series;

	NOW, THEREFORE, the Trustees
hereby declare that they will hold in trust, all cash, commodities, securities and other assets, contributed to the Trust to oversee the management and disposal of the same for the benefit of the holders of beneficial interests in the Trust, and any Series thereof, and subject to the provisions hereof, to wit:


ARTICLE I
THE TRUST AND DEFINITIONS

	SECTION I.1  Name and Purpose.
The name of the trust created hereby is
SSGA Master Trust and the Board shall
conduct the Trust?s business under that
name or any other name as it may from time to time determine. The purpose of the Trust is to conduct, operate and carry on and engage in the business of a registered management investment company registered under the 1940 Act through one or more
Series and to engage in any activity, not prohibited by the law of the Commonwealth of Massachusetts, and that the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust. The Trust intends that it, and any Series created, function as master portfolios in which feeder funds that are Institutional
Investors (as defined below) will invest.
The Trust will register as an investment company under the 1940 Act (as defined below) and will not issue shares publicly but rather will offer beneficial interests in the Trust privately to Institutional Investors. In furtherance of the foregoing, the Trust may do everything necessary, suitable or convenient at any time that may be incidental to, or may appear conducive or expedient for the accomplishment of, the business of the Trust, and in connection therewith the Trust shall have and may exercise all of the powers conferred or permitted by the laws of the Commonwealth of Massachusetts upon a business trust.

	SECTION I.2  Definitions.
Wherever they are used herein, the
following terms have the following
respective meanings:

a)	?1940 Act? means the Investment
Company Act of 1940, and all terms
and requirements that are defined
herein by reference to the 1940 Act
shall be interpreted as that term or
requirement may be modified or
interpreted from time to time by or
pursuant to applicable orders of the
Commission or any rules or
regulations adopted by, or
interpretive guidance published by
the Commission or its staff, or ?no-
action? letters issued by the
Commission?s staff under the 1940
Act.

b)	?Board? means the Board of
Trustees of the Trust.

c)	?Bylaws? means the Bylaws referred
to in Section III.1(o) hereof, as from
time to time amended.

d)	?Class? or ?class of Interests?
refers to the division of Interests in
any Series into two or more classes
as provided in Article VI, Section 1
hereof.

e)	?Code? means the United States
Internal Revenue Code of 1986, as
amended from time to time.

f)	?Commission? has the meaning
given to it in the 1940 Act.

g)	?Fundamental Policies? shall mean
the investment policies and
restrictions set forth in the
Registration Statement and
designated as fundamental policies
therein.

h)	?Independent Trustees? means the Trustees
who are not Interested Persons of the Trust.
i)	?Interest(s)? means any
proportionate non-transferable
beneficial interest in the Trust or, if
more than one Series or class of
beneficial interest is authorized by
the Trustees, any proportionate non-
transferable beneficial interest in
each Series or class.
j)	?Interested Person? has the meaning
given it in Section 2(a)(19) of the
1940 Act.
k)	 ?Interestholder? means a record
owner of Interests in the Trust.
l)	?Institutional Investor(s)? shall
mean any regulated investment
company, segregated asset account,
foreign investment company,
common or commingled trust fund,
institutional client accounts, 401(k)
plan assets, group trust, collective
investment trusts or similar
organizations or entities that are
?Accredited Investors? within the
meaning Regulation D of the
Securities Act of 1933, as amended
from time to time.

m)	?Investment Adviser? means any
party, other than the Trust, to an
investment advisory contract
described in Section IV.1 hereof.

n)	?Majority Interestholder Vote?
means the vote of the Interestholders
of a majority of Interests, which shall
consist of: (i) a majority of Interests
voted on the matter at a meeting of
Interestholders at which a quorum, as
determined in accordance with the
Bylaws is present; (ii) a majority of
Interests voted when action is taken
by written consent of the
Interestholders; and (iii) a ?majority
of the outstanding voting securities,?
as that phrase is defined in the 1940
Act, when the 1940 Act requires the
vote of such a majority as so defined
for the action in question to be taken.

o)	?Person? means and includes
individuals, corporations,
partnerships, trusts, associations,
joint ventures and other entities,
whether or not legal entities, and
governments and agencies and
political subdivisions thereof.

p)	?Registration Statement? means the
Trust's Registration Statement under
the 1940 Act as such Registration
Statement may be amended or
supplemented from time to time.

q)	 ?Series? or ?Series of Interests?
refers to one or more separate Series
of the Trust (or, if the Trust shall
have only one such component, then
that one) into which the assets and
liabilities of the Trust may be
divided as set forth in Section VI.1
and VI.3 hereof or as may be
established and designated from time
to time by the Trustees pursuant to
that section.

r)	 ?Trust? means the SSGA Master
Trust, including any Series thereof.

s)	?Trust Property? means any and all
property real or personal, tangible or
intangible, which is owned or held
by or for the account of the Trust of
the Trustees.

t)	?Trustees? means the persons who
have signed the Declaration of Trust,
so long as they shall continue in
office in accordance with the terms
hereof, and all other persons who
may from time to time be duly
elected or appointed, qualified and
serving as Trustees in accordance
with the provisions hereof, and
reference herein to a Trustee or the
Trustees shall refer to such person or
persons in their capacity as trustees
hereunder.


ARTICLE II
THE BOARD OF TRUSTEES

	Section II.1  The Board and the
Number of Trustees.   The Board shall be
composed of a number of individual
Trustees who, collectively, shall be
responsible with overseeing the management of the Trust. The Board may increase or decrease the number of Trustees to a number other than the number theretofore determined, so long as the number shall never be less than two (2); provided, however, that the number of Trustees may be one (1) until such time as the initial
Trustee, if any, shall elect additional
Trustees.

	Section II.2  Initial Trustee.   To the
extent that there are any person(s) initially signing this Declaration of Trust prior to its further amendment and restatement (?Initial
Trustee(s)?), such Initial Trustee(s) may resign by written instrument to be effective on the date specified in the instrument
(?Resignation Instrument?).  However,
before resigning as permitted in this
paragraph, any Initial Trustee(s) shall
determine and set forth in the Resignation
Instrument the number of Trustees of the Trust and appoint successors. Upon the appointment of successor Trustees, this
Section shall be deemed null and void.

	Section II.3  Resignation and
Removal.   Any Trustee may resign his or
her position (without need for prior or
subsequent accounting) by an instrument in writing signed by such Trustee and delivered to the Board and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than one) by the action of two-thirds of the Board or by the action of the Interestholders by not less than two-thirds of the Interests
(for purposes of determining the
circumstances and procedures under which such removal by the Interestholders may take place, the provisions of Section 16(c) of the 1940 Act shall be applicable to the same extent as if the Trust were subject to the provisions of that Section).

	Section II.4  Election and Term.
Trustees may become such by election by
Interestholders or by the Board pursuant to
Section II.5 hereof. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns or is removed, or, sooner, if a meeting of Interestholders is called for the purpose of electing Trustees and his or her successor is elected and qualified. The Board shall have the power to set and alter the terms of office of the Trustees, and it may at any time lengthen or lessen such terms or make the terms of unlimited duration, subject to the resignation and removal provisions of Section II.3 hereof. The Board may adopt Bylaws that divide the Trustees into classes and proscribe the tenure of office of the several classes. The Board may elect a Trustee?s successor and may, pursuant to Section II.5 hereof, appoint Trustees to fill vacancies.
The Board shall adopt Bylaws not
inconsistent with this Declaration of Trust or any provision of law to provide for election of Trustees by Interestholders at such time or times as the Trustees shall determine to be necessary or advisable.

	Section II.5  Vacancies.  The term
of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, voluntary or involuntary retirement, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. In the event of one or more vacancies on the Board and subject to applicable requirements in the 1940 Act: (a) the majority of the remaining Trustees
(though less than a quorum) may fill the vacancy; (b) the sole remaining Trustee
(though less than a quorum) may fill the vacancy; (c) the Board may call a meeting of Interestholders for the purposes of electing
Trustees (and shall do so as required by Section 16(a) of the 1940 Act); (d) the
Board may leave such vacancy unfilled; or
(e) the Board may reduce the number of
Trustees (subject to Section II.1).

	The death, resignation, voluntary or
involuntary retirement, removal or
adjudicated incompetence or other
incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy on the Board shall occur, until such vacancy is filled, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. In the event of the death, resignation, voluntary or involuntary retirement, removal or adjudicated incompetence or other incapacity of all the then Trustees within a short period of time and without the opportunity for at least one
Trustee being able to appoint additional
Trustees to fill vacancies, the Trust?s
Investment Adviser(s) are empowered to
appoint new Trustees subject to the
provisions of Section 16(a) of the 1940 Act.

	Section II.6  Chairman of the
Board. The Chairman of the Board shall, if present, preside at meetings of the Board and shall exercise and perform such powers and duties as may be from time to time assigned to him by the Board, but shall not, by virtue of such authority, be considered an officer of the Trust. Unless otherwise required by the 1940 Act, the Chairman may be an Interested Person of the Trust.

ARTICLE III
POWERS OF THE BOARD OF
TRUSTEES

	Section III.1  General.  The Board
shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration of Trust and applicable law. The Board shall have power to engage in any activity not prohibited by applicable law. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. The powers of the Board may be exercised without order of or resort to any court. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties or powers hereunder.

      Without limiting the foregoing, the
Board, may: fill vacancies in or remove from their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees consisting of two or more
Trustees which may exercise the powers and authority of the Board to the extent that the Trustees determine; retain one or more
Investment Advisers to the Trust (or any
Series thereof); retain one or more
administrators, or entities performing similar functions; retain one or more custodians of the Trust Property (or the assets of any Series of the Trust) and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank;
retain a transfer agent and/or an
Interestholder servicing agent; provide for the issuance and distribution of Interests by the Trust directly or through one or more placement agents or otherwise; redeem, repurchase and transfer Interests pursuant to applicable law; set record dates for the determination of Interestholders with respect to various matters; declare and pay distributions to Interestholders of the Trust from Trust Property (or to any Series or class thereof from the assets of such Series or class); and engage, hire, employ and terminate such advisors, experts, consultant or counsel as deemed necessary or appropriate by the Trustees. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.

	Without limiting the foregoing, the
Trust shall have power and authority:

	(a)  To manage, conduct, operate and
carry on the business of an investment
company, and exercise all the powers
necessary or appropriate for the furtherance of such operations;

      (b)  To invest and reinvest cash, to
hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to financial instruments, securities, derivatives of every nature and kind, whether equity or non-equity, of any issuer or with any counterparty including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers? acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in ?when issued? contracts for any such securities; to change the investment objective, principal investment strategies or permissible investments of any Series; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

	(b)  To sell, exchange, lend, pledge,
mortgage, hypothecate, lease, or write
options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

	(c)  To vote or give assent, or
exercise any rights of ownership, with
respect to stock or other securities or
property, and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

	(d)  To exercise powers and rights of
subscription or otherwise which in any
manner arise out of ownership of securities;

	(e)  To hold any security or property
in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

	(f)  To consent to or participate in
any plan for the reorganization,
consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

	(g)  To join with other security
holders in acting through a committee,
depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Board shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Board shall deem proper;

	(h)  To compromise, arbitrate or
otherwise adjust claims in favor of or
against the Trust or any matter in
controversy, including but not limited to claims for taxes;

	(i)  To enter into joint ventures,
general or limited partnerships and any other combination or associations;

	(j) To borrow funds or other property
in the name of the Trust exclusively for Trust purposes;

	(k)  To endorse or guarantee the
payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

	(l)  To purchase and pay for entirely
out of Trust Property such insurance, or otherwise provide for indemnification, as the Board may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring, or otherwise providing for the indemnification of, the Interestholders,
Trustees, officers, employees or agents of the Trust, including but not limited to any Investment Adviser(s), administrator(s) or entities performing similar functions, custodian(s), transfer or Interestholder servicing agent or placement agent, if any, individually against all claims and liabilities of every nature arising by reason of holding
Interests, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Interestholder, Trustee, officer, employee, or agent, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

	(m)  To adopt, establish and carry
out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust; and

	(n)  To cause the Trust or any Series
thereof to acquire substantially all of the assets or outstanding securities of another company or trust (or any series thereof).

	(o)  To adopt Bylaws not
inconsistent with this Declaration of Trust or any provision of applicable law.

	The enumeration of any specific
power herein shall not be construed as
limiting the aforesaid power. Such powers of the Board may be exercised without order of or resort to any court.

	Section III.2  Legal Title.  Legal
title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee he or she shall automatically cease to have any right, title or interest in any of the Trust
Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees.
Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

	Section III.3  Manner of Acting;
Bylaws.  Except as otherwise provided
herein or in the Bylaws or by any provision of law, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of all the Trustees. The Trustees may adopt Bylaws not inconsistent with this Declaration of Trust to provide for the conduct of the business of the Trust and may amend or repeal such Bylaws to the extent such power is not reserved to the Interestholders.

	Section III.4  Litigation.  The
Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust or any Series thereof to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include, without limitation, the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any person, including an Interestholder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

	Section III.5  Delegation of Power.
Any Trustee may, by power of attorney,
delegate his or her power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under the Declaration of Trust except as herein otherwise expressly provided. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee pursuant to such power of attorney shall be deemed to be present for purposes of establishing a quorum and satisfying applicable voting requirements.

	The Board may delegate such
authority as it consider desirable to any officer of the Trust, to any committee of the Board and to any agent or employee of the Trust or to any such Investment Adviser(s), administrator(s) (or entities performing similar functions), custodian(s), transfer or
Interestholder servicing agent or placement agent, if any.

	Section III.6  Compensation.
Trustees and members of committees may
receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board from time to time.
This Section shall not be construed to
preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust, except to the extent prohibited by applicable law.

      Section III.7  Counsel to the
Independent Trustees.  The Independent
Trustees may engage their own counsel so long as such counsel is an ?independent legal counsel? as defined in the 1940 Act.

	Section III.8  Payment of Expenses
by the Trust. The Board is authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees? compensation and such expenses and charges for the services of the Trust?s officers, employees, or agents, including but not limited to: the Investment Adviser(s); administrator(s) or entities performing similar functions;
custodian(s); transfer or shareholder
servicing agent(s); independent registered public accounting firm; Trust counsel;
counsel to the Independent Trustees;
employees, advisers and experts engaged by the Independent Trustees necessary to carry out their duties; and such other agents or independent contractors and such other expenses and charges as the Board may deem necessary or proper to incur.

ARTICLE IV
SERVICE PROVIDERS

	Section IV.1  Investment Adviser(s).
The Board may enter into one or more
investment advisory contracts for the Trust or any Series, providing for investment advisory or management services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the Investment Adviser(s) to effect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Board or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the Investment Adviser(s). The contract may authorize the Investment Adviser(s) to employ one or more investment sub-advisers. The Interestholders of the Trust or any Series shall have the right to vote on the approval of investment advisory contracts to the extent such approval is required under the 1940 Act.

	Section IV.2  Custodian.  The Board
shall at all times place and maintain the securities and similar investments of the Trust (and of any Series of the Trust) in custody under arrangements that meet applicable requirements of the 1940 Act.
The Board, on behalf of the Trust or any Series, may enter into one or more contracts with a custodian on terms and conditions acceptable to the Board, providing for the custodian, among other things, to (a) hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing,
(b) receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere, (c) disburse such funds upon orders, instructions or vouchers, and
(d) employ one or more sub-custodians.

	Section IV.3  Administrator,
Transfer Agent, Accountant and Other
Service Providers.  The Board may, for the
Trust or any Series or class, enter into one or more administration, transfer agency and accounting agreements and agreements for such other services necessary or appropriate to carry out the business and affairs of the Trust with any party or parties on terms and conditions acceptable to the Board, including but not limited to agreements with legal counsel and an independent registered public accounting firm.

         	Section IV.4  Parties to Contract.
Any contract of the character described in this Article IV and any other contract may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, Interestholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article IV. The same Person may be the other party to any contracts entered into pursuant to Sections IV.1, IV.2, or IV.3 above or otherwise, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this
Article IV.

ARTICLE V
LIABILITY OF INTERESTHOLDERS;
LIMITATIONS OF LIABILITIES OF
TRUSTEES AND OTHERS

	Section V.1  Status of Interests and
Personal Liability of Interestholders.
Every Interestholder by virtue of having become an Interestholder shall be held to have expressly assented and agreed to be bound by the terms hereof. The death, incapacity, dissolution, termination or bankruptcy of an Interestholder during the existence of the Trust shall not operate to dissolve or terminate the Trust or any Series or class thereof, nor entitle the representative of such Interestholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Interestholder under this Trust. The Interests shall be personal property of the Interestholders giving only the rights in this Declaration of Trust specifically set forth. The ownership of the Trust Property of every description and the right of the Trust to conduct any business herein before described are vested exclusively in the Board, and the Interestholders shall have no interest therein other than the beneficial interest conferred by their Interests. Ownership of Interests shall not entitle the Interestholder to any title in or to the whole or any part of the Trust
Property or right to call for a partition or division of the same or for an accounting.
No Interestholder shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust
Property or the acts, obligations or affairs of the Trust. Interestholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the general corporation law of the
Commonwealth of Massachusetts.

	Section V.2  Nonliability of
Trustees, etc. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust or its Interestholders for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties, and all such Persons shall look solely to the Trust Property, or to the Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

      The appointment, designation or
identification of a Trustee as the chairperson of the Board, the lead or assistant lead
Independent Trustee, member or chairperson of a Committee, an expert on any topic or in any area (including an ?audit committee financial expert? as defined by the Commission or its staff) or any other special appointment, designation or identification given to a Trustee, shall not: (a) impose on that person any duty, obligation or liability that is greater than the duties, obligations and liabilities imposes on that person as a Trustee in the absence of the appointment, designation or identification; or (b) affect in any way such Trustee?s rights or entitlement to indemnification. No Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall:
(i) be held to a higher standard of care by virtue thereof; or (ii) be limited with respect to any indemnification to which such Trustee would otherwise be entitled.

	Section V.3 Indemnification.

	(a) For the purpose of this Article,
?Covered Person? includes any person who is or was a Trustee, Trustee Emeritus, Committee Member, Ex Officio Committee
Member, or officer of the Trust who is not an employee, officer, director or partner (or equivalent thereof) of any Investment
Adviser to the Trust or any ?affiliated
person? thereof (as that term is defined by the 1940 Act), and the Chief Compliance
Officer of the Trust, regardless of whether such person is an employee, officer, director or partner (or equivalent thereof) of any Investment Adviser to the Trust (or any
Series of the Trust) or any ?affiliated
person? thereof (as that term is defined by the 1940 Act). The Trust shall indemnify each Covered Person against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person, in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered
Person may be or may have been involved
as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a Trustee or officer or by reason of his or her being or having been such a Covered Person except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its Interestholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

      (b) Expenses, including counsel fees,
so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties) shall be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking,
(ii) the Trust shall be insured against losses arising from any such advance payments or
(iii) either a majority of a quorum of the Independent Trustees then in office who are not a party to the matter (?Non-Party
Independent Trustees?), or independent
legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type inquiry) that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article. For purposes of the determination or opinion referred to in clause (iii) above, the majority of Non-Party Independent Trustees acting on the matter, or independent legal counsel, as the case may be, shall afford the Covered
Person a rebuttable presumption that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

      (c) No indemnification shall be
provided hereunder to a Covered Person: (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Interestholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or (ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office:
(A) by the court or other body approving the settlement; (B) by at least a majority of Non-
Party Independent Trustees based upon
review of readily available facts (as opposed to a full trial-type inquiry); (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (D) by a Majority Interestholder Vote (excluding any outstanding Interests owned of record or beneficially by such individual).

      (d) No indemnification or advance
shall be made under this Article in any
circumstances where the Board determines:
(i)  that it would be inconsistent with a
provision of the Declaration of Trust, a resolution of the Interestholders, an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification, or applicable law; or (ii) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

      This Article does not apply to any
proceeding against any trustee, investment adviser or other fiduciary of an employee benefit plan in that person?s capacity as such, even though that person may also be a Covered Person.

      Section V.4  Insurance.  The Board
may determine to purchase insurance on
behalf of the Trust against any liability asserted against or incurred by Covered
Persons in such capacity or arising out of such Covered Person?s status as such, but only to the extent that this Trust would have the power to indemnify the Covered Person against that liability under the provisions of this Article and the Declaration of Trust.

	Section V.5  No Bond Required of
Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his or her duties hereunder.

	Section V.6  No Duty of
Investigation; Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust or a Series thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Interest, other security of the Trust or a Series thereof or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as officers, employees or agents of the Trust or a Series thereof. Every written obligation, contract, instrument, certificate, Interest, other security of the Trust or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under the Declaration of Trust, and that the obligations of the Trust or a Series thereof under any such instrument are not binding upon any of the Trustees, individually, but bind only the Trust Estate (or, in the event the Trust shall consist of more than one Series, in the case of any such obligation which relates to a specific Series, only the Series which is a party thereto), and may contain any further recital which they or he/she may deem appropriate, but the omission of such recital shall not affect the validity of such obligation, contract instrument certificate,
Interest, security or undertaking and shall not operate to bind the Trustees, officers, employees or agents, individually. The
Trustees may maintain insurance for the
protection of the Trust Property, its
Interestholders, Trustees, officers,
employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

	Section V.7  Reliance on Experts,
etc. Each Trustee and officer or employee of the Trust shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any investment adviser, placement agent, administrator accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE VI
BENEFICIAL INTERESTS

	Section VI.1  Interests.  The
Interests of the Trust are non-transferable and shall be issued in one or more Series as the Trustees may, without Interestholder approval, authorize. Each Series shall be separate from all other Series in respect of the assets and liabilities allocated to that Series and shall represent a separate investment portfolio of the Trust. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Interests, each of which shall, except as provided in the following sentence, represent a proportionate interest in the Series with each other Interest of the same
Series, none having priority or preference over another. The Trustees may, without Interestholder approval, divide Interests of any Series into two or more classes, Interests of each such class having such preferences and special or relative rights and privileges
(including conversion rights, if any) as the Trustees may determine.

	Without the approval of
Interestholders, the Board may classify, reclassify and divide issued and unissued
Interests into one or more separate Series and further into separate classes of Interests of any such Series, each such Series or class shall have such designations, powers, voting, conversion and other rights, limitations, qualifications and terms and conditions as the Board may determine from time to time but the Trustees may not change any outstanding Interests in a manner materially adverse to
Interestholders. All Interests issued in accordance with the terms hereof, including, without limitation, Interests issued in connection with a dividend in Interests or a split of Interests, shall be fully paid and non-assessable when the consideration determined by the Board (if any) therefor shall have been received by the Trust on such terms as the Board may determine from time to time.

	No Interest shall have any priority or
preference over any other Interest of the same class of a Series with respect to dividends or distributions upon termination of the Trust or of such class or Series. All dividends and distributions shall be made ratably among all Interestholders of a particular class of a Series from the assets held with respect to such Series according to the number of Interests of such class of such Series held of record by such Interestholder on the record date for any dividend or distribution or on the date of termination of the Series, as applicable. Interestholders shall have no appraisal, conversion, exchange, preemptive or other rights, except as specifically provided herein or otherwise as specified by the Board in the designation or redesignation of any Series or class of Interests. Without Interestholder approval, the Board may from time to time divide or combine the Interests of any particular
Series into a greater or lesser number of Interests of that Series, without thereby changing the proportionate beneficial interest in such Interests.

	Section VI.2  Ownership and Non-
Transferability. The ownership of Interests shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall separately record the Interests of each Series and class (if any).
No certificates evidencing the ownership of Interests shall be issued except as the Board may otherwise determine from time to time.
The Board may make such rules as it
considers appropriate for the transfer of Interests (and of any Series or class) and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Interestholders of the Trust (and any Series or class), the number of Interests of the Trust (and of any Series or class) held from time to time by each Interestholder, and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Interestholders.

	An Interestholder may not transfer,
sell or exchange Interests of the Trust, except to the Trust or in connection with a reorganization or merger or similar transaction with respect to the Trust or any Series thereof. Notwithstanding the foregoing, an Interestholder may assign its right to receive dividends, distributions or other allocations of income or property from the Trust, but such assignment will not result in a change of ownership of the Interestholder?s Interests of the Trust. Any
Person becoming entitled to any Interests in consequence of death, bankruptcy, or incompetence of any Interestholder, or otherwise by operation of law, shall be recorded on the applicable register of Interests as the holder of such Interests upon production of the proper evidence thereof to the Trust or its designated agent, but until such record is made, the Interestholder of record shall be deemed to be the holder of such Interests for all purposes hereof, and neither the Trustees nor any agent or registrar of the Trust, nor any officer, employee or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

	Section VI.3  Series or Classes of
Interests.  The establishment and
designation of any Series or class of
Interests shall be effective upon the adoption by the Board, of a resolution that sets forth such establishment and designation, whether directly in such resolution or by reference to, or approval of, another document that sets forth each such Series or class of Interest, including the Trust?s Registration Statement.
The relative rights and preferences of each Series and class of Interests thereof shall be as set forth herein and as set forth in the Registration Statement, except to the extent otherwise provided in the resolution establishing such Series or class of Interests.
Each such resolution shall be incorporated herein by reference upon adoption. Each
Series established pursuant to this Section
VI.3 shall be considered separate from each other Series.

	Interests of each Series or class
established pursuant to this Article VI, except to the extent otherwise provided in the resolution establishing such Series or class, shall have the following relative rights and preferences:

      (a)  ASSETS AND LIABILITIES
HELD WITH RESPECT TO A
PARTICULAR SERIES.  All consideration
received by the Trust for the issue or sale of Interests of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall irrevocably be held and accounted for separately from the other assets of the Trust and every other Series and are referred to as ?assets belonging to?
that Series. The assets belonging to a Series shall belong only to that Series for all purposes, and to no other Series, and shall be subject only to the rights of creditors of that Series. Any assets, income, earnings, profits, and proceeds thereof, funds, or payments, which are not readily identifiable as belonging to any particular Series, shall be allocated between and among one or more Series in such a manner as the Board deems fair and equitable. Each such allocation shall be conclusive and binding upon the Interestholders of all Series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be referred to as assets belonging to that Series. The assets belonging to a Series shall be so recorded upon the books of the Trust, and shall be held in trust for the benefit of the Interestholders of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities, expenses, costs, charges and reserves allocated solely to a particular class, if any, shall be borne by that class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or class shall be allocated and charged between and among any one or more of the Series or classes in such manner as the Board deems fair and equitable. Each such allocation shall be conclusive and binding upon the
Interestholders of all Series and classes for all purposes.
      The debts, liabilities, obligations and
expenses incurred, contracted for or
otherwise existing with respect to a
particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series and, unless otherwise provided in this Declaration of Trust, none of the debts, liabilities, obligations, expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets of such Series. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Chief Financial Officer, subject to the supervision of the President, Chairman of the Board, if any, or the Board itself, to and among any one or more of the Series in such manner and on such basis as the Chief Financial Officer, subject to the supervision of the President, Chairman of the Board, if any, or the Board itself, in its sole discretion deems fair and equitable.

      Any Person extending credit to,
contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series. No
Interestholder or former Interestholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series, except to the extent that such Interestholder or former Interestholder has such a claim or right hereunder as an Interestholder or former Interestholder of such other Series.

	(b)  TAX STATUS; TAX
MATTERS PARTNER.  It is intended that
the Trust (or, if multiple Series are
established, each Series) be treated as an entity disregarded as separate from its owner, or as a partnership, for federal income tax and state tax purposes. The
Trustees shall have the power to take all actions and to execute all forms and other documents that they determine, in their sole discretion, to be necessary or appropriate to achieve such treatment, and the Trustees shall severally have the delegable authority on behalf of the Trust (or, as applicable, each Series) to sign any and all tax forms for that purpose. For periods with respect to which the Trust (or a Series) is treated as a partnership for U.S. federal income tax purposes, the Trustees shall (i) shall have the power to take any and all actions and to execute any and all forms and other documents that they determine, in their sole discretion, to be necessary or appropriate in order to implement, at any time and from time to time, procedures controlling the allocation of items of income, gain, loss, deduction and credit among Interestholders for tax purposes, and (ii) designate for the Trust (or that Series) a "Tax Matters
Partner" under Section 6231(a)(7) of the Code, and for this purpose the Trustees shall have the right to allow an entity or person to purchase Interests in the Trust (or Series) to enable such entity or person to serve as Tax
Matters Partner for the Trust (or Series), provided that any Tax Matters Partner so designated shall continue to hold such office and all related authorities until a successor
Tax Matters Partner is designated. The Tax
Matters Partner shall be entitled to take such actions on behalf of the Trust (or Series), in any and all proceedings with the Internal
Revenue Service, as the Tax Matters Partner determines to be necessary, convenient or advisable. The Tax Matters Partner shall be entitled to be paid by the Trust (or Series) a reasonable fee for services rendered in connection with any tax proceeding, to be reimbursed by the Trust (or Series) for all out-of-pocket costs and expenses incurred in connection with such a proceeding, and to be indemnified by the Trust (or Series)
(solely out of the Trust?s (or that Series?)
assets) with respect to any action brought against the Tax Matters Partner in connection with the settlement of such a proceeding.
	(c)  DIVIDENDS,
DISTRIBUTIONS, REDEMPTIONS, AND
REPURCHASES.  The Board shall from
time to time distribute among the Interests such proportion of the net profits, surplus
(including any paid in surplus), capital, or assets held by the Trust as the Board may deem proper or otherwise as specified by the Board. To the extent not inconsistent with the 1940 Act, any such distributions may be made in cash or property (including without limitation any assets of the Trust) or any combination thereof. Notwithstanding any other provisions of this Declaration of Trust, no dividend or distribution including, without limitation, any distribution paid upon termination of the Trust or of any Series or class with respect to, nor any redemption or repurchase of, the Interests of any Series or class shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Interestholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Interestholder has such a right or claim hereunder as an Interestholder of such other Series. The
Board shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the
Interestholders.
	Any distributions may be made to
the Interestholders of record entitled to such distribution at the time such distribution is declared or at such later date as shall be determined by the Trust before the date of payment.
	The Board may always retain from
any source such amount as it may deem
necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they otherwise may deem desirable to use in the conduct of the Trust?s affairs or to retain for future requirements or extensions of the Trust?s business.
      Any Interests of a Series acquired,
through purchase, exchange or otherwise, by another Series shall not be deemed cancelled, unless the Board affirmatively determines otherwise.
	(d)  EQUALITY.  All the Interests of
each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series and such rights and preferences as may have been established and designated with respect to classes of Interests within such Series).

	(e)  FRACTIONS.  Transactions in
Interests may be made in whole Interests or in multiples or fractions thereof as the Board may determine from time to time. Any fractional Interest of a Series shall carry proportionately all the rights and obligations of a whole Interest of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of
Interests and termination of the Trust or that Series.

	Section VI.4  Issuance of Interests.
The Trustees are authorized subject to
applicable provisions of the 1940 Act:

	(a) from time to time to issue or
authorize the issuance of Interests and to fix the price or the minimum price or the consideration (in cash and/or such other property, real or personal, tangible or intangible, as from time to time they may determine) or minimum consideration for such Interests, all without action or approval of the Interestholders. Interests so issued shall be validly issued, fully paid and nonassessable;

	(b) to issue Interests pro rata to the
Interestholders of a Series at any time for no consideration as a dividend, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Interests of that Series, and any dividend to the Interestholders of a particular class of Interests shall be made to such Interestholders pro rata in proportion to the relative Percentage Interests of such class held by each of them, notwithstanding anything herein to the contrary;

	(c) to classify or re-classify any
unissued Interests or Interests previously issued and reacquired of any Series or class thereof into one or more Series or classes thereof that may be established and designated from time to time; and

	(d) to hold and re-issue for such
consideration and on such terms as they may determine, or cancel, in their discretion from time to time, any Interests of any Series or class thereof reacquired by the Trust.

ARTICLE VII
REDEMPTIONS

	Section VII.1  Redemptions.  Each
Interestholder of a particular Series shall have the right at such times as may be permitted by the Trust to require the Trust to redeem all or any part of his Interests of that Series, upon and subject to the terms and conditions provided in this Article VII, in accordance with and pursuant to procedures or methods prescribed or approved by the Trustees. Each Interestholder, upon an appropriate request to the Trust (and the presentation of any certificates for Interests, if issued in proper form for redemption, or in accordance with such other procedures as may from time to time be in effect if certificates have not been issued) shall be entitled to require the Trust to redeem all or any number of such Interestholder?s
Interests standing in the name of such
Interestholder on the books of the Trust.
The Trust shall, upon application of any Interestholder or pursuant to authorization from any Interestholder, redeem or repurchase from such Interestholder outstanding Interests for an amount per Interest determined by the Trustees in accordance with any applicable laws and regulations; provided that (i) such amount per Interest shall not exceed the cash equivalent of the proportionate Interest of each Interest or of any class or Series of Interests of the assets of the Trust at the time of the redemption or repurchase and (ii) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption or repurchase, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act, and may, at any time and from time to time, pursuant to such Act and such rules and regulations, suspend such right of redemption. The procedures for effecting and suspending redemption shall be as set forth in the Registration Statement from time to time. Payment may be in cash, securities or a combination thereof, as determined by or pursuant to the direction of the Trustees from time to time.

	Section VII.2  Redemption at the
Option of the Trust. Each Interest of the Trust or any Series of the Trust shall be subject to redemption at the option of the Trust at the redemption price which would be applicable if such Interest were then being redeemed by the Interestholder pursuant to Section VII.1: (i) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the Interestholders of the Trust or of any Series, or (ii) upon such other conditions with respect to maintenance of Interestholder accounts of a minimum amount as may from time to time be determined by the Trustees and set forth in the then current Registration
Statement.  Upon such redemption the
holders of the Interests so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

	Section VII.3  Effect of Suspension
of Determination of Net Asset Value. If, pursuant to Section VII.4 hereof, the Trustees shall declare a suspension of the determination of net asset value with respect to Interests of the Trust or of any Series thereof, the rights of Interestholders
(including those who shall have applied for redemption pursuant to Section VII.1 hereof but who shall not yet have received payment) to have Interests redeemed and paid for by the Trust or a Series thereof shall be suspended until the termination of such suspension is declared. Any record
Interestholder who shall have his
redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where application was made, revoke any application for redemption not honored and withdraw any certificates on deposit. The redemption price of Interests for which redemption applications have not been revoked shall be the net asset value of such Interests next determined as set forth in Section VIII.1 after the termination of such suspension.

	Section VII.4  Suspension of Right
of Redemption.  The Trust may declare a
suspension of the right of redemption or postpone the date of payment or redemption for the whole or any part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Trust or a Series thereof of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust or a Series thereof fairly to determine the value of its net assets, or (iv) during any other period when the Commission may, for the protection of Interestholders of the Trust, by order permit suspension of the rights of redemption or postponement of the date of payment or redemption; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (ii), (iii) or (iv) exist. Such suspension shall take effect at such time as the Trust shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment on redemption until the Trust shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said stock exchange shall have reopened or the period specified in (ii) or (iii) shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Trust shall be conclusive). In the case of a suspension of the right of redemption, an Interestholder may either withdraw his request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

ARTICLE VIII
[RESERVED]


ARTICLE IX
DURATION; TERMINATION OF
TRUST; MERGERS, ETC.

	Section IX.1  Duration of Trust;
Termination of Trust, Class or Series.
Unless terminated as provided herein, the Trust, and any Series or class thereof, shall continue without limitation of time. Except to the extent the 1940 Act expressly grants to Interestholders the power to vote on such termination(s), the Trust, or any Series or class thereof, may be terminated at any time by the Board with written notice to the Interestholders. To the extent that the 1940
Act expressly grants to Interestholders the power to vote on such termination(s), the Trust, or any Series or class thereof, may be terminated by a Majority Interestholder Vote of the Trust voting in the aggregate or of such Series or class, as may be entitled to vote, respectively.

	Upon termination of the Trust (or
any Series or class, as the case may be), after paying or otherwise making reasonable provision for all charges, taxes, expenses, claims and liabilities of the Trust, or severally, with respect to each Series or class (or the applicable Series or class, as the case may be), whether due or accrued or anticipated as may be determined by the Board, the Trust shall, in accordance with such procedures as the Board considers appropriate, reduce the remaining assets held, severally, with respect to each Series or class (or the applicable Series or class, as the case may be), to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds held with respect to each Series or class (or the applicable Series or class, as the case may be), to the Interestholders of that Series or class, as a Series or class, ratably according to the number of Interests of that Series or class held by the several
Interestholders on the date of termination.
All of the powers of the Board under this Declaration of Trust shall continue until the affairs of the Trust shall have been wound up, including but not limited to the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, merge where the Trust is not the surviving entity, transfer or otherwise dispose of all or any part of the Trust
Property at public or private sale for
consideration which may consist in whole or in part in cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

	Upon the completion of the winding
up of the Trust, the Board shall cause any appropriate and necessary filings to be made with the Commonwealth of Massachusetts or the City of Boston and thereupon, the Trust and this Declaration of Trust (other than Article V herein) shall terminate. The provisions of Article V shall survive the termination of the Trust.

	IX.2  Merger and Consolidation.
The Board may cause (i) the Trust to be
merged into or consolidated with, or to sell all or substantially all of its assets to, another trust or company (or another series of such trust or company); (ii) any Series of the Trust to be merged into or consolidated with, or to sell all or substantially all of its assets to, another Series of the Trust, another series of another trust or company, or another trust or company; (iii) the Interests of any class of a Series to be converted into another class of the same Series or another
Series; (iv) the Interests of the Trust or any Series to be converted into beneficial interests in another trust or company (or series thereof); or (v) the Interests of the Trust or any Series to be exchanged for shares in another trust or company under or pursuant to any state or federal statute to the extent permitted by law.

	Except to the extent the 1940 Act
expressly grants Interestholders the power to vote on (i) ? (v) above, the Board, with written notice to the Interestholders, may approve and effect any of the transactions contemplated under (i) ? (v) above without any vote or other action of the Interestholders. To the extent that the 1940
Act expressly grants to Interestholders the power to vote on such transaction(s), such transaction(s) may be approved by a Majority Interestholder Vote of the Trust voting in the aggregate, with respect to (i) above, and of any affected Series or class entitled to vote, with respect to (ii) ? (v) above.

      This Article IX, Section 2 shall be
interpreted to eliminate any Interestholder right to vote on a merger, consolidation, sale of assets or conversion that might otherwise be conferred by the law of the Commonwealth of Massachusetts.


ARTICLE X
MISCELLANEOUS

	Section X.1  Filing.  This
Declaration of Trust and any amendment
hereto shall be filed in the office of the Secretary of State of the Commonwealth of Massachusetts and in such other places as may be required under the laws of the Commonwealth of Massachusetts. A restated Declaration of Trust, integrating into a single instrument all of the provisions of the Declaration of Trust which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.

	Section X.2  Governing Law.  This
Declaration of Trust is executed by the
Trustees and delivered in the
Commonwealth of Massachusetts and with
reference to the laws thereof and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.

	Section X.3  Counterparts.  The
Declaration of Trust may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

	Section X.4  Reliance by Third
Parties. Any certificate executed by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, or Secretary or Assistant Secretary of the Trust, certifying to: (a) the number or identity of Trustees or Interestholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Interestholders, (d) the fact that the number of Trustees or Interestholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration of Trust, (e) the form of any Bylaws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

	Section X.5  Provisions in Conflict
with Law or Regulations.  (a) The
provisions of the Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provisions shall be deemed superseded by such law or regulation to the extent necessary to eliminate such conflict;
provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

	(b)  If any provision of the
Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall pertain only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

	Section X.6  Principal Place of
Business; Resident Agent. The principal place of business of the Trust and the address of record of the Trustees shall be One Lincoln Street, Boston, Massachusetts
02111, or such other location as the Trustees may designate from time to time. To the extent required, the Trustees shall have the power to appoint a resident agent for service of process on the Trust and from time to time to replace the resident agent so appointed. State Street Bank and Trust
Company, One Lincoln Street, Boston,
Massachusetts 02111, is hereby designated as the initial resident agent for the Trust in Massachusetts. The Trustees may, without the approval of the Interestholders, change the resident agent of the Trust or the principal place of business of the Trust.

	Section X.7  Maintenance of
Interest Register. The Trust shall keep at its principal office or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board, a record of its Interestholders, containing the names and addresses of all Interestholders and the number of Interests of the Trust (or any Series or class) held by each Interestholder.

	Section X.8  Maintenance of Other
Records. The accounting books and records and minutes of proceedings of the Interestholders and the Board and any Committee shall be kept at such place or places designated by the Board or in the absence of such designation, at the principal office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

	Section X.9  Checks, Drafts and
Evidence of Indebtedness.  All checks,
drafts, or other orders for payment of
money, notes or other evidences of
indebtedness issued in the name of or
payable to the Trust shall be signed or
endorsed in such manner and by such person or persons as shall be designated from time to time by the Board.

	Section X.10  Contracts.  The Board
may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances;
and unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

	Section X.11  Fiscal Year.  The
fiscal year of the Trust and of each Series shall be fixed and refixed or changed from time to time by resolution of the Board.

	Section X.12  Amendments.  The
Board may, without any Interestholder vote, amend or otherwise supplement this
Declaration of Trust by making an
amendment, a trust instrument supplemental hereto or an amended and restated declaration of trust; provided that
Interestholders shall have the right to vote on any amendment if such vote is expressly required under Massachusetts law or the 1940 Act, or submitted to them by the Trustees in their discretion. All
Interestholders purchase Interests with
notice that this Declaration of Trust it may be so amended.




IN WITNESS WHEREOF, the undersigned
have executed this Declaration of Trust this 12th day of November, 2015.



/s/
Bonny
E.
Boatm
an
Bonny
E.
Boatm
an
as
Trustee
, and
not
individ
ually



/s/
Dwight
D.
Church
ill
Dwight
D.
Church
ill
as
Trustee
, and
not
individ
ually



/s/
David
M.
Kelly
David
M.
Kelly
as
Trustee
, and
not
individ
ually



/s/
Frank
Nesvet
Frank
Nesvet
as
Trustee
, and
not
individ
ually



/s/
James
R.
Ross
James
E.
Ross
as
Trustee
, and
not
individ
ually



/s/ Carl
G.
Verbon
coeur
Carl G.
Verbon
coeur
as
Trustee
, and
not
individ
ually




26

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